Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.’s 333-191116, 333-103229, 333-96957 and 333-98319 on Form S-8 of Plumas Bancorp of our reported dated June 16, 2017 appearing in this Annual Report on Form 11-K of the Plumas Bank 401(k) Profit Sharing Plan for the year ended December 31, 2016.

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Laguna Hills, California

June 16, 2017

25231 Paseo De Alicia, Suite 100    Laguna Hills, CA 92653    Tel: 949.768.0833    Fax: 949.768.8408    www.vtdcpa.com

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